UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2011

SOMAXON PHARMACEUTICALS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-51665	20-0161599
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3570 Carmel Mountain Road, Suite 100, San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 876-6500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 16, 2011, Somaxon Pharmaceuticals, Inc. (“Somaxon”) together with Pro Com One, Inc., filed suit in the United States District Court for the District of Delaware against Zydus Pharmaceuticals USA, Inc. and Cadila Healthcare Limited (d/b/a Zydus Cadila) (collectively, “Zydus”). The lawsuit alleges that Zydus has infringed U.S. Patent No. 6,211,229 (the “’229 patent”) and U.S. Patent No. 7,915,307 (the “’307 patent”) by filing an Abbreviated New Drug Application (“ANDA”) seeking approval from the U.S. Food and Drug Administration (“FDA”) to market generic versions of Silenor® (doxepin) 3 mg and 6 mg tablets prior to the expiration of these patents. Pro Com One, Inc. owns the ’229 patent, which is exclusively licensed to Somaxon. Somaxon owns the ’307 patent. The ’229 patent and the ’307 patent are listed in the FDA’s Approved Drug Products with Therapeutic Equivalence Evaluations, commonly known as the Orange Book. Pursuant to the provisions of the Hatch-Waxman Act, FDA final approval of the ANDA can occur no earlier than November 13, 2013, unless there is an earlier court decision that the ’229 patent and ’307 patent are not infringed and/or invalid or unless any party to the action is found to have failed to cooperate reasonably to expedite the infringement action.

At this time, other patents listed in the Orange Book for Silenor have not been asserted against Zydus.

Given the unpredictability inherent in litigation, Somaxon cannot guarantee the outcome of this litigation.

For a discussion of risks related to the ANDA filing by Zydus and related litigation, as well as the ANDA filings by Par Pharmaceutical Inc., Actavis Elizabeth LLC, and Mylan Pharmaceuticals Inc. and related litigation, see the discussion of “Intellectual Property” under the “Business” section of Somaxon’s Annual Report on Form 10-K for the year ended December 31, 2010 filed by Somaxon with the Securities and Exchange Commission (the “SEC”) on March 4, 2011, the “Risk Factors” section of Somaxon’s Quarterly Report on Form 10-Q for the period ended March 31, 2011 filed by Somaxon with the SEC on May 4, 2011, including the risk factor under the heading “Restrictions on or challenges to our patent rights relating to our products and limitations on or challenges to our other intellectual property rights may limit our ability to prevent third parties from competing against us,” and the Current Reports on Form 8-K filed by Somaxon with the SEC on May 10, 2011, May 12, 2011, May 17, 2011, May 27, 2011, and June 13, 2011 as well as any updates to such sections contained in Somaxon’s subsequent public disclosure documents.

Somaxon cautions readers that statements included in this report that are not a description of historical facts are forward-looking statements. For example, statements regarding Somaxon’s intention to vigorously enforce its patent rights are forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Somaxon that any of its plans will be achieved. Actual results may differ materially from those set forth in this report due to the risks and uncertainties inherent in Somaxon’s business, including, without limitation, Somaxon’s ability to successfully enforce its intellectual property rights and defend its patents; the possible introduction of generic competition of Silenor; the scope, validity and duration of patent protection to provide exclusivity for Silenor; Somaxon’s ability to raise sufficient capital to fund its operations, including any patent infringement litigation, and the impact of any such financing activity on the level of its stock price; Somaxon’s ability to operate its business without infringing the intellectual property rights of others; the market potential for insomnia treatments, and Somaxon’s ability to compete within that market; inadequate therapeutic efficacy or unexpected adverse side effects relating to Silenor that could delay or prevent commercialization, or that could result in recalls or product liability claims; other difficulties or delays in development, testing, manufacturing and marketing of Silenor; and other risks detailed in Somaxon’s prior press releases as well as in its periodic filings with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Somaxon undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMAXON PHARMACEUTICALS, INC.

Date: June 16, 2011
By: /s/ Matthew W. Onaitis
Name: Matthew W. Onaitis
Title: Senior Vice President and General Counsel